UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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The Manitowoc Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MANITOWOC COMPANY, INC.

October 4, 2017

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of The Manitowoc Company, Inc. (“Manitowoc”) to be held on November 17, 2017, at 9:00 a.m., Central Standard Time, at the offices of Foley & Lardner LLP located at 777 East Wisconsin Avenue, 40th Floor, Milwaukee, Wisconsin.

At the special meeting, we will ask you to consider and vote on a proposal to adopt and approve an amendment to Manitowoc’s Amended and Restated Articles of Incorporation that effects (a) a reverse stock split of the outstanding shares of Manitowoc’s common stock, at a reverse stock split ratio of one-for-four, and (b) a reduction in the number of authorized shares of Manitowoc’s common stock from 300,000,000 to 75,000,000.

The proxy statement attached to this letter provides you with information about the proposed reverse stock split amendment. Please read the entire proxy statement carefully. You may obtain additional information about Manitowoc from documents we have filed or will file with the Securities and Exchange Commission.

It is important that your shares be represented and voted at the meeting. You should have already received an Important Notice Regarding the Availability of Proxy Materials with instructions on how to access the proxy materials and vote. As indicated in that Notice, you may view the proxy materials online at www.proxydocs.com/mtw and you may also access and complete the proxy card online at www.proxypush.com/mtw. Or if you prefer, you may request a copy of the proxy materials, free of charge, including a hard copy of the proxy card, through the website www.investorelections.com/mtw, by phone at 1-866-648-8133, or by email at paper@investorelections.com. If your shares are held through a broker, bank or other holder of record, you should follow the procedures provided by your broker, bank or other holder of record to provide voting instructions.

You can revoke your proxy at any time before the special meeting and provide a new proxy as you deem appropriate. Only your latest dated proxy will count. If you decide to attend the special meeting and wish to change your proxy vote, you may do so by voting in person at the special meeting.

Your vote is very important.

Sincerely,

Barry L. Pennypacker

President and Chief Executive Officer

THE MANITOWOC COMPANY, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

A Special Meeting of Shareholders of The Manitowoc Company, Inc. (“Manitowoc”) will be held on November 17, 2017, at 9:00 a.m., Central Standard Time, at the offices of Foley & Lardner LLP located at 777 East Wisconsin Avenue, 40th Floor, Milwaukee, Wisconsin.

The special meeting will be held for the sole purpose of adopting and approving an amendment to our Amended and Restated Articles of Incorporation to effect (a) a reverse stock split of the outstanding shares of Manitowoc’s common stock, at a reverse stock split ratio of one-for-four, and (b) a reduction in the number of authorized shares of Manitowoc’s common stock from 300,000,000 to 75,000,000. The full text of the proposed amendment is attached to the accompanying proxy statement as Annex A.

The close of business on September 29, 2017 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof (the “record date”).

Your vote is important no matter how large or small your holdings may be. To assure your representation at the special meeting, please vote your shares over the Internet or via the toll-free telephone number as instructed in the Important Notice of Internet Availability of Proxy Materials. You also may request a printed proxy card to submit your vote by mail. For more details, see “How do I vote?” under “Questions and Answers About the Special Meeting and Voting” in the accompanying proxy statement.

By Order of the Board of Directors,

THE MANITOWOC COMPANY, INC.

Louis F. Raymond
Vice President, General Counsel and Secretary

Manitowoc, Wisconsin

October 4, 2017

PROXY STATEMENT

FOR

THE MANITOWOC COMPANY, INC.

2400 South 44th Street

Manitowoc, WI 54220

ABOUT THIS PROXY STATEMENT

Purpose

This proxy statement is being furnished by The Manitowoc Company, Inc., a Wisconsin corporation (“Manitowoc”), in connection with the solicitation by Manitowoc’s Board of Directors (the “Board”) of proxies to be voted at our special meeting of shareholders to be held on November 17, at 9:00 a.m., Central Standard Time, at the offices of Foley & Lardner LLP located at 777 East Wisconsin Avenue, 40th Floor, Milwaukee, Wisconsin, and at any adjournment or postponement thereof (the “Special Meeting”). The holders of record of Manitowoc common stock, par value $0.01 per share (“common stock”), as of the close of business on September 29, 2017, the record date for the Special Meeting, will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof. As of September 26, 2017, there were 140,721,479 shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented at the Special Meeting.

The Special Meeting will be held for the sole purpose of adopting and approving an amendment to our Amended and Restated Articles of Incorporation to effect (a) a reverse stock split of the outstanding shares of Manitowoc’s common stock, at a reverse stock split ratio of one-for-four (the “Reverse Stock Split”), and (b) a reduction in the number of authorized shares of Manitowoc’s common stock from 300,000,000 to 75,000,000 (the “Authorized Share Reduction”).

If our shareholders adopt and approve the amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, and Manitowoc implements it, then the Reverse Stock Split and the Authorized Share Reduction will become effective shortly after the filing of articles of amendment to our Amended and Restated Articles of Incorporation (the “Articles of Amendment”) with the Wisconsin Department of Financial Institutions. Even if shareholders adopt and approve the proposal, Manitowoc may delay the filing of the Articles of Amendment or abandon the Reverse Stock Split and the Authorized Share Reduction if the Board determines that such action is in the best interests of Manitowoc and our shareholders.

Recommendation of the Board of Directors

The Board recommends that you vote FOR the adoption and approval of the amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

Questions and Answers About the Special Meeting and Voting

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our Special Meeting for the purpose set forth above and in the attached Notice of Special Meeting of Shareholders. The Notice of Special Meeting of Shareholders and this proxy statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or before October 4, 2017.

Why did I receive an “Important Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to certain shareholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (“SEC”). This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or before October 4, 2017, we mailed an Important Notice of Internet Availability of Proxy Materials to participating shareholders, containing instructions on how to access the proxy materials on the Internet to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the Important Notice of Internet Availability of Proxy Materials.

What do I need to do to attend the Special Meeting?

Admission to the Special Meeting is limited to shareholders as of the close of business on September 29, 2017 and their authorized proxy holders. If you hold your shares in your name as a shareholder of record and you plan to attend the Special Meeting, you will need proof of ownership of our stock. If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Special Meeting, you must present proof of your ownership of our stock, such as a bank or brokerage account statement, to be admitted to the Special Meeting. In each case, the individual must have a valid government-issued photo identification to be admitted to the Special Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Computershare, you are the “shareholder of record” of those shares. The Notice of Special Meeting of Shareholders and this proxy statement and any accompanying materials have been provided directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and the Notice of Special Meeting of Shareholders and this proxy statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

•	By Internet: You can vote over the Internet at www.proxypush.com/mtw by following the instructions in the Important Notice of Internet Availability of Proxy Materials or on the proxy card.

•	By Telephone: You can vote over the telephone by following the instructions in the Important Notice of Internet Availability of Proxy Materials or on the proxy card.

•	By Mail: If you have requested or received a proxy or voting instruction card by mail, you can vote by completing, signing and dating the accompanying proxy or voting instruction card and returning it in the prepaid envelope. If you are a shareholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

•

At the Special Meeting: Shareholders who attend the Special Meeting may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Special Meeting.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day until 5:00 p.m., Eastern Standard Time, on November 16, 2017. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote?

Submitting your proxy over the Internet, by telephone or by executing and returning a printed proxy card will not affect your right to attend the Special Meeting and to vote in person. Presence at the Special Meeting of a shareholder who has submitted a proxy does not in itself revoke a proxy. If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Secretary of Manitowoc;

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•	voting by ballot at the Special Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and receive paper copies of the proxy materials will receive only one copy of our proxy statement, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Upon request, we will promptly deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. For future deliveries of proxy statements, shareholders may also request us to deliver multiple copies at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the proxy statement may also request delivery of a single copy upon request. Shareholders may notify us of their requests orally or in writing by contacting Louis F. Raymond, Vice President, General Counsel and Secretary, The Manitowoc Company, Inc., at 920-652-1761 and/or 2400 South 44th Street, P.O. Box 66, Manitowoc, WI 54221-0066.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Can I access the proxy materials on the Internet?

The Notice of Special Meeting of Shareholders and this proxy statement are available on our website at www.manitowoc.com.

What happens if I do not instruct my broker how to vote?

Under New York Stock Exchange (“NYSE”) rules, the proposal to adopt and approve an amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction is considered a “discretionary” item. Consequently, for the proposal, a broker, bank or other holder of record will have discretion to vote your shares and, therefore, will be able to vote your shares with respect to the proposal even if you do not provide your broker, bank or other holder of record with instructions on the proposal.

What is a quorum for the Special Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the Special Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

What is the voting requirements to approve the proposal to adopt and approve the amendment?

Under Wisconsin law, shareholders will approve the amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction if two-thirds of the outstanding shares of Manitowoc’s common stock are cast in favor of the amendment. Abstentions will have the effect of a vote against approval of the amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

How will my shares be voted at the Special Meeting?

If you submit your proxy over the Internet or by telephone, or you request a printed proxy card and properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you request a printed proxy card, and properly execute and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote FOR the adoption and approval of the amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

Could other matters be decided at the Special Meeting?

Other than the adoption and approval of an amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, no other matters will be presented for action by the shareholders at the Special Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We have not engaged and do not currently intend to engage a proxy solicitor to assist us with the solicitation of proxies. If we later determine to engage a proxy solicitor, then we will pay the costs of the solicitor, including its fee and the reimbursement of its expenses. We will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock.

PROPOSAL

The Proposal

Manitowoc is asking shareholders to adopt and approve an amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split (a one-for-four reverse split of the outstanding shares of Manitowoc common stock) and the Authorized Share Reduction, which is a proportionate reduction in the authorized number of shares of Manitowoc common stock. Our Board has unanimously approved the proposed amendment, and recommends that our shareholders adopt and approve the proposed amendment. The foregoing description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Annex A.

If shareholders approve this proposal, then the Board will cause the Articles of Amendment to be filed with the Wisconsin Secretary of State to effect the Reverse Stock Split and the Authorized Share Reduction only if the Board determines that the Reverse Stock Split and the Authorized Share Reduction would be in the best interests of Manitowoc and its shareholders. The Board also may determine in its discretion not to effect the Reverse Stock Split and the Authorized Share Reduction and not to file the Articles of Amendment. Manitowoc will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. No further action on the part of shareholders will be required to either implement or abandon the Reverse Stock Split or the Authorized Share Reduction.

As of September 26, 2017, 140,721,479 shares of our common stock were outstanding. Based on such number of shares of our common stock outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have outstanding approximately 35,180,369 shares of common stock. The Authorized Share Reduction will result in a proportionate reduction of the total number of shares of Manitowoc common stock that Manitowoc is authorized to issue from 300,000,000 to 75,000,000. See “Effects of the Reverse Stock Split and the Authorized Share Reductions – Effect on Shares.”

All holders of Manitowoc common stock will be affected proportionately by the Reverse Stock Split and the Authorized Share Reduction.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any shareholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each common shareholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that shareholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in shareholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.01 per share. See “Effects of the Reverse Stock Split and the Authorized Share Reduction – General.”

Reasons for the Reverse Stock Split and Authorized Share Reduction

Reverse Stock Split. The Board has determined that it is in the best interests of Manitowoc and its shareholders to implement the Reverse Stock Split to reduce the number of shares of common stock outstanding. In determining to seek authorization for the Reverse Stock Split, the Board considered that the implementation of a reverse stock split is likely to increase the trading price for Manitowoc common stock as a result of the reduction in the number of shares outstanding. The Board also considered that the increased trading price of Manitowoc common stock that is expected as a result of the reverse stock split may improve marketability of Manitowoc common stock which may facilitate trading in Manitowoc common stock.

For example, some investors may prefer to invest in stocks that trade at a per share price range more typical of companies listed on the NYSE and in-line with constituents of comparable indices, and certain institutional investors may be prohibited in their investment charters from purchasing stocks that trade below certain minimum price levels. Further, brokerage commissions paid by investors, as a percentage of a total transaction, tend to be higher for lower-priced stocks. An increased trading price for Manitowoc common stock as a result of a reverse stock split may help reduce these concerns.

Authorized Share Reduction. As a matter of Wisconsin law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if shareholders adopt and approve the amendment to the Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction and the Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be proportionately reduced.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction

We cannot assure you that the proposed Reverse Stock Split will increase our stock price. We expect that the Reverse Stock Split will increase the market price of our common stock. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional or other long-term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our shareholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Effective Time

The effective time of the Reverse Stock Split and the Authorized Share Reduction (the “Effective Time”), if approved by shareholders, will be the date and time set forth in the Articles of Amendment that are filed with the Wisconsin Department of Financial Institutions, which is expected to be shortly after such filing is made with the Wisconsin Department of Financial Institutions.

If, at any time prior to the filing of the Articles of Amendment with the Wisconsin Department of Financial Institutions, the Board, in its discretion, determines that it is in Manitowoc’s best interests and the best interests of Manitowoc’s shareholders to delay the filing of the Articles of Amendment or abandon the Reverse Stock Split and the Authorized Share Reduction, the Reverse Stock Split and the Authorized Share Reduction may be delayed or abandoned, without any further action by our shareholders.

Fractional Shares

Shareholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market on behalf of those shareholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, shareholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

No transaction costs will be assessed on shareholders for the cash payment in lieu of fractional shares. Shareholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of Manitowoc common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold Manitowoc common stock after the Reverse Stock Split, you may do so by either:

•	purchasing a sufficient number of shares of Manitowoc common stock; or

•	if you have shares of Manitowoc common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same shareholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split and the Authorized Share Reduction

General

After the effective date of the Reverse Stock Split and the Authorized Share Reduction, each shareholder will own a reduced number of shares of common stock. However, the Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in Manitowoc, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of shareholders of record will not be affected by the Reverse Stock Split (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of the Reverse Stock Split and the Authorized Share Reduction will be that:

•	each four shares of our common stock owned by a shareholder will be combined into one new share of our common stock;

•	no fractional shares of common stock will be issued in connection with the Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained above;

•	the total number of authorized shares of our common stock will be reduced from 300,000,000 to 75,000,000;

•	proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all then outstanding stock options, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise of such stock options;

•	the number of shares subject to all of our other outstanding equity awards will be reduced in the same one-for-four ratio;

•	any per share common stock price targets associated with performance-based awards will be increased in direct proportion to the Reverse Stock Split;

•	the number of shares then reserved for issuance under the 2013 Omnibus Incentive Plan, and the per-participant share award limits set forth in such plan, will be reduced proportionately; and

•	there will potentially be an increase in the number of shareholders owning “odd lots” of less than 100 shares of our common stock and, although odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares, we believe, however, that these potential negative effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares

Based on share information as of September 26, 2017 and assuming the proposal is approved and the Reverse Stock Split and Authorized Share Reduction are implemented, the number of shares of common stock authorized would be reduced from 300,000,000 to 75,000,000, and the number of shares of common stock issued and outstanding would be reduced from 140,721,479 to 35,180,369.

After the effective date of the Reverse Stock Split, our common stock would have a new committee on uniform securities identification procedures (or CUSIP) number, which is a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on the New York Stock Exchange under the symbol “MTW” immediately following the Reverse Stock Split.

Effect on Preferred Stock

Pursuant to our Amended and Restated Articles of Incorporation, our authorized capital stock includes 3,500,000 shares of Preferred Stock, par value $0.01 per share. The proposed Articles of Amendment would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Reduction in Stated Capital

Pursuant to the Reverse Stock Split, the par value of Manitowoc common stock will remain $0.01 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on Manitowoc’s balance sheet attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our shareholders’ equity, in the aggregate, will remain unchanged.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of our outstanding shares of common stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our shareholders.

Upon the Reverse Stock Split, we intend to treat shareholders holding shares of Manitowoc common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered shareholders whose shares of Manitowoc common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the reverse stock split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of Manitowoc common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold registered shares of our common stock only in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. In such circumstances, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of Manitowoc common stock for which you received a cash payment. See “Fractional Shares.”

If you hold any of your shares of our common stock in certificated form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can deliver your certificate representing pre-Reverse Stock Split shares of our common stock so that you are in a position to freely trade your post-Reverse Stock Split shares of our common stock, which will be in book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after your delivery of a letter of transmittal indicating the number of shares of our common stock you hold, in each case together with any payment of cash in lieu of fractional shares to which you are entitled. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “Fractional Shares” above.

Shareholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

Interest of Certain Persons in Matters on Which Action will be Taken

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Share Reduction that is not shared by all of our other shareholders.

Reservation of Right to Delay the Filing of the Articles of Amendment or Abandon the Reverse Stock Split and the Authorized Share Reduction

Manitowoc reserves the right to delay the filing of the Articles of Amendment or abandon the Reverse Stock Split and the Authorized Share Reduction at any time before the Effective Time, even if the amendment to our

Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction has been approved by shareholders at the special meeting. By voting in favor of the amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, you are also expressly authorizing the Board to delay, until December 31, 2017, or abandon the Reverse Stock Split and the Authorized Share Reduction if the Board determines that such action is in the best interests of Manitowoc and our shareholders.

Vote Required

Under Wisconsin law, the amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction will be approved if two-thirds of the outstanding shares of Manitowoc’s common stock are cast in favor of the amendment. Abstentions will have the effect of a vote against approval of the amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

The Board recommends that you vote FOR the adoption and approval of the amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

No Dissenters’ Rights

Under Wisconsin law and the Amended and Restated Articles of Incorporation, shareholders have no rights to exercise dissenters’ rights with respect to the amendment to our Amended and Restated Articles of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our common stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If an entity classified for U.S. federal income tax purposes as a partnership or as an entity disregarded from its owner owns shares of our common stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as an entity disregarded from its owner and that owns shares of our common stock, and any members of such an entity, are encouraged to consult their tax advisors.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, insurance companies, banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of our common stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, and persons who acquired shares of our common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences, and does not address any aspects of U.S. state or local taxation. This summary only applies to those beneficial owners that hold shares of our common stock as “capital assets” within the meaning of the Code.

BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization:

•	a U.S. Holder’s receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss, if any, measured by the difference between the cash received and the U.S. Holder’s tax basis allocable to such fractional share;

•	a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash in a lieu of a fractional share of our common stock;

•	the aggregate tax basis of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share); and

•	the holding period of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor.

SHARE OWNERSHIP

Stock Ownership of Beneficial Owners of More than Five Percent

The following table sets forth information regarding the beneficial ownership of each person or entity known by the Company to have beneficial ownership of more than 5% of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Carl C. Icahn c/o Icahn Capital LP 767 Fifth Avenue, 47th Floor New York, NY 10153	10,582,660	(1)	7.8%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	9,589,488	(2)	6.9%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	8,184,499	(3)	5.9%

Southpoint Master Fund, LP 114 Avenue of the Americas 22nd Floor New York, NY 10036	7,069,000	(4)	5.03%

(1)	The information is based solely on a Schedule 13D/A filed with the SEC by Carl C. Icahn and his affiliated entities on January 16, 2015, as amended on February 9, 2015 and on January 4, 2016. According to the filing, as of January 16, 2015: (i) High River Limited Partnership, a Delaware limited partnership, has sole voting power and sole dispositive power with respect to 2,116,531 shares; (ii) Hopper Investments LLC, a Delaware limited liability company, has shared voting power and shared dispositive power with respect to 2,116,531 shares; (iii) Barberry Corp., a Delaware corporation, has shared voting power and shared dispositive power with respect to 2,116,531 shares; (iv) Icahn Partners Master Fund LP, a Delaware limited partnership, has sole voting power and sole dispositive power with respect to 3,438,929 shares; (v) Icahn Offshore LP, a Delaware limited partnership, has shared voting power and shared dispositive power with respect to 3,438,629 shares; (vi) Icahn Partners LP, a Delaware limited partnership, has sole voting power and sole dispositive power with respect to 5,027,500 shares; (vii) Icahn Onshore LP, a Delaware limited partnership, has shared voting power and shared dispositive power with respect to 5,027,500 shares; (viii) Icahn Capital LP, a Delaware limited partnership, has shared voting power and shared dispositive power with respect to 8,466,129 shares; (ix) IPH GP LLC, a Delaware limited liability company, has shared voting power and shared dispositive power with respect to 8,466,129 shares; (x) Icahn Enterprises Holdings L.P., a Delaware limited partnership, has shared voting power and shared dispositive power with respect to 8,466,129 shares; (xi) Icahn Enterprises G.P. Inc., a Delaware corporation, has shared voting power and shared dispositive power with respect to 8,466,129 shares; (xii) Beckton Corp., a Delaware corporation, has shared voting power and shared dispositive power with respect to 8,466,129 shares; and (xiii) Carl C. Icahn has shared voting power and shared dispositive power with respect to 10,582,660 shares. Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the affiliated entities.
(2)	This information is based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 10, 2017. Vanguard reported that it may be deemed to have sole voting power as to 155,258 shares, shared voting power as to 13,900 shares, sole dispositive power with respect to 9,427,030 shares and shared dispositive power with respect to 162,458 shares as of December 31, 2016.
(3)	This information is based solely on a Schedule 13G filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 30, 2017. BlackRock reported that it may be deemed to have sole voting power with respect to 7,915,969 shares and sole dispositive power with respect to 8,184,499 shares as of December 31, 2016.

(4)	This information is based solely on a Schedule 13G filed with the SEC by Southpoint Master Fund, LP and its affiliates on May 4, 2017. Each of Southpoint Master Fund, LP, Southpoint Capital Advisors LP, Southpoint Capital Advisors LLC, Southpoint GP, LP, Southpoint GP, LLC and John S. Clark II reported that it or he may be deemed to have shared voting power with respect to 7,069,000 shares and shared dispositive power with respect to 7,069,000 shares as of April 25, 2017.

Stock Ownership of Directors and Management

The following table sets forth information regarding the beneficial ownership of Common Stock by each current director of the Company, by each current and former executive officer of the Company named below, and by the current directors and executive officers of the Company as a group. Unless otherwise indicated, the information is provided as of July 31, 2017. Each of the persons listed below is the beneficial owner of less than 1% of the outstanding shares of Common Stock, and the current executive officers and directors as a group own approximately 3% of the outstanding shares of Common Stock. The table also reflects for each person the number of Common Stock units associated with compensation deferred under the Company’s Deferred Compensation Plan. None of the persons named below has pledged any of his/her shares as security.

Name	Number of Shares of Common Stock Beneficially Owned(1)		Number of Deferred Common Stock Units Beneficially Owned(2)
José María Alapont	42,182	(3)	0
David J. Antoniuk	108,161	(4)	0
Robert G. Bohn	49,007	(3)	0
Donald M. Condon, Jr.	63,169	(3)	7,728
Anne M. Cooney	42,182	(3)	0
Kenneth W. Krueger	161,134	(3)(5)	20,926
Jesse A. Lynn	46,314	(3)	0
Thomas G. Musial	410,685	(7)(11)	8,978
C. David Myers	57,182	(3)	0
Barry L. Pennypacker	232,703	(8)	12,520
John C. Pfeifer	42,182	(3)	0
Aaron H. Ravenscroft	53,208	(9)	0
Lawrence J. Weyers	207,696	(10)(11)(14)	0
Carl J. Laurino, Former Executive Officer	212,885	(6)	0
Total of all current executive officers and directors as a group (16 persons)	3,971,342	(12)	98,611	(13)

(1)	Unless otherwise noted, the specified persons have sole voting power and sole dispositive power as to the indicated shares.
(2)	The Company has the sole right to vote all shares of common stock underlying the common stock units held in the Deferred Compensation Plan Trust. The independent trustee of the Trust has dispositive power as to such shares.
(3)	Includes 16,601 restricted share units received February 22, 2017.
(4)	Includes 21,850 shares that Mr. Antoniuk has the right to acquire pursuant to the equity awards plan.
(5)	Includes 2,600 shares that Mr. Krueger has the right to acquire pursuant to the equity awards plan.
(6)	Mr. Laurino is no longer employed with the Company.
(7)	Includes 199,260 Mr. Musial has the right to acquire pursuant to the equity awards plan.
(8)	Includes 154,703 Mr. Pennypacker has the right to acquire pursuant to the equity awards plan.
(9)	Includes 24,752 Mr. Ravenscroft has the right to acquire pursuant to the equity awards plan.
(10)	Includes 96,226 Mr. Weyers has the right to acquire pursuant to the equity awards plan.

(11)	For the following current and former executive officers, includes the indicated number of shares that were held in their respective 401(k) Retirement Plan accounts as of July 31, 2017, as to which they have sole voting power and shared investment power: Mr. Musial – 21,027, and Mr. Weyers – 1,211.
(12)	Includes 2,190,683 shares, as of July 31, 2017, held by the 401(k) Retirement Plan (persons within the group hold sole voting power with respect to 51,104 of these shares, and shared investment power with respect to all of these shares by virtue of the Plan’s administration by an investment committee of benefit management executive officers).
(13)	Includes all shares of common stock held within the Deferred Compensation Plan Trust as of July 31, 2017. Certain officers have sole voting power under the Deferred Compensation Plan Trust with respect to 22,185 of these shares.
(14)	As previously disclosed, Mr. Weyers resigned as Executive Vice President of the Company effective as of August 31, 2017.

FORWARD-LOOKING STATEMENTS

All of the statements in this proxy statement, other than historical facts, are forward looking statements. As a general matter, forward looking statements are those focused upon anticipated events or trends, expectations and beliefs relating to matters that are not historical in nature. The words “could,” “should,” “feel,” “anticipate,” “aim,” “preliminary,” “expect,” “believer,” “estimate,” “intend,” “intent,” “plan,” “will,” “foresee,” “project,” “forecast,” or the negative thereof or variations thereon, and similar expressions identify forward looking statements.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for these forward-looking statements. To comply with the terms of the safe harbor, The Manitowoc Company, Inc. (the “Company” or “Manitowoc”) notes that forward looking statements are subject to known and unknown risks, uncertainties and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. These known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those matters expressed in, anticipated by or implied by such forward looking statements. These risks, uncertainties and other factors include, but are not limited to:

•	the possibility that shareholder approval for the amendment to effect the Reverse Stock Split and the Authorized Share Reduction will not be obtained;

•	the possibility that the Reverse Stock Split and the Authorized Share Reduction may not have its intended effects;

•	the possibility that factors unrelated to the Reverse Stock Split and the Authorized Share Reduction may impact the per share trading price of Manitowoc’s common stock; and

•	risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

These statements reflect the current views and assumptions of management with respect to future events. The Company does not undertake, and hereby disclaims, any duty to update these forward looking statements, even though its situation and circumstances may change in the future. Readers are cautioned not to place undue reliance on forward looking statements, which speak only as of the date of this report. The inclusion of any statement in this report does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

OTHER BUSINESS

No matters, other than as indicated above, will be presented for action at the special meeting.

SHAREHOLDER PROPOSALS

Shareholder proposals for the 2018 Annual Meeting of Shareholders must be received no later than November 17, 2017, at the Company’s principal executive offices, 2400 South 44th Street, P.O. Box 66, Manitowoc, Wisconsin 54221-0066, directed to the attention of the Secretary, to be considered for inclusion in the 2018 Annual Meeting Proxy Materials under the Securities and Exchange Commission’s proxy rules.

Under the Company’s By-laws, written notice of shareholder proposals for the 2018 Annual Meeting of Shareholders of the Company that are not intended to be considered for inclusion in the 2018 Annual Meeting Proxy Materials (shareholder proposals submitted outside the processes of Rule 14a-8) must be received not less than 50 nor more than 75 days prior to March 18, 2018, directed to the attention of the Secretary, and such notice must contain the information specified in the Company’s By-laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information, including our financial statements, with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our corporate website at www.manitowoc.com. Manitowoc’s website and the information contained therein or connected thereto are not incorporated into this proxy statement, or in any other filings with, or any information furnished or submitted to, the SEC. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

ANNEX A

Amendment to

Amended and Restated Articles of Incorporation

to Effect Reverse Stock Split

Section 8.1 of the Amended and Restated Articles of Incorporation of The Manitowoc Company, Inc. shall be restated to read in its entirety as follows:

Section 8.1. Number of Shares and Classes.

The aggregate number of shares which the corporation has authority to issue is ~~303,500,000~~78,500,000, divided into the following classes:

8.1.1.

~~300,000,000~~75,000,000 shares of Common Stock of the par value of $0.01 per share.

8.1.2.

3,500,000 shares of Preferred Stock of the par value of $0.01 per share.

Upon the filing (the “Effective Time”) of the Articles of Amendment effecting the adoption of the authorized capital set forth in Section 8.1.1, each four (4) shares of the corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without further action on the part of the corporation or any holder thereof, be changed into one (1) fully paid and nonassessable share of Common Stock, $.0.01 par value per share, subject to the treatment of fractional share interests as described below. The change of the Common Stock pursuant to the Articles of Amendment will be deemed to occur at the Effective Time. No fractional shares shall be issued in respect of fractions of a share resulting from the effectiveness of the Articles of Amendment. In lieu thereof, the Company’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to a fractional share, and after the transfer agent’s completion of such sale, each shareholder who otherwise would be entitled to fractional shares of Common Stock shall be entitled to receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale upon the submission of a transmittal letter by the shareholder and, where shares are held in certificated form, upon the surrender of the shareholder’s certificate representing Common Stock outstanding prior to the Effective Time. Subject to the foregoing in respect of fractional shares, from and after the Effective Time, certificates representing Common Stock outstanding prior to the Effective Time shall represent the number of shares of Common Stock into which such Common Stock outstanding prior to the Effective Time shall have been changed pursuant to the Articles of Amendment.

A-1

SPECIAL MEETING OF SHAREHOLDERS OF THE MANITOWOC COMPANY, INC.

Date:	Friday, November 17, 2017
Time:	9:00 A.M. (CST)
Place:	Foley and Lardner LLP, 777 East Wisconsin Avenue, 40th Floor, Milwaukee, WI

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposal 1.

For	Against	Abstain	Directors Recommend

1: Proposal to adopt and approve an amendment to Manitowoc’s Amended and Restated Articles of Incorporation that effects (a) a reverse stock split of the outstanding shares of Manitowoc’s common stock, at a reverse stock split ratio of one-for-four, and (b) a reduction in the number of authorized shares of Manitowoc’s common stock from 300,000,000 to 75,000,000.

☐	☐	☐	For

Comments: Please print your comments below.

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Special Meeting of The Manitowoc Company, Inc.

to be held on Friday, November 17, 2017

for Shareholders as of September 29, 2017

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE

Go To		866-390-5369
www.proxypush.com/mtw
• Cast your vote online.	OR	• Use any touch-tone telephone.
• View Meeting Documents.		• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Barry L. Pennypacker and Louis F. Raymond, and each of them, as proxies for the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of The Manitowoc Company, Inc. that the undersigned is entitled to vote at the meeting and any adjournment of the meeting upon the matter specified and revoking any proxy previously given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSAL 1.

All votes must be received by 5:00 P.M., Eastern Time, November 16, 2017.

All votes for 401(k) participants must be received by 5:00 P.M., Eastern Time, November 13, 2017.

PROXY TABULATOR FOR

THE MANITOWOC COMPANY, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #
CLIENT #

Proxy — The Manitowoc Company, Inc.

Proxy/Voting Instructions Solicited on Behalf of the Board of Directors for the Special Meeting of Shareholders on November 17, 2017.

The undersigned appoints Barry L. Pennypacker and Louis F. Raymond or either of them as proxies for the undersigned, with full power of substitution to vote the shares of stock of The Manitowoc Company, Inc. (the “Company”), of the undersigned at the Special Meeting of Shareholders of the Company to be held at the offices of Foley and Lardner LLP located at 777 East Wisconsin Avenue, 40th Floor, Milwaukee, Wisconsin on Friday, November 17, 2017 at 9:00 a.m. (CST).

As set forth in the enclosed proxy materials, the following matters of business are scheduled to be acted upon at the meeting:

1.

Proposal to adopt and approve an amendment to Manitowoc’s Amended and Restated Articles of Incorporation that effects (a) a reverse stock split of the outstanding shares of Manitowoc’s common stock, at a reverse stock split ratio of one-for-four, and (b) a reduction in the number of authorized shares of Manitowoc’s common stock from 300,000,000 to 75,000,000.

The Board of Directors of the Company recommends the following vote:v
FOR Proposal 1.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” Proposal 1.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies cannot vote your shares unless you sign and return this card.